Contacts: Patricia Colpitts (Media) colpittsp@dnb.com 512.578.8016	Roger Sachs, CFA (Investors/Analysts) sachsr@dnb.com 973.921.5914

D&B Announces Preliminary Second Quarter 2013 Results and Reaffirms 2013 Guidance

•      Core Revenue Up 1% Both Before and After the Effect of Foreign Exchange From the Prior Year Similar Period; Total Revenue on a GAAP Basis Up 1% Both Before and After the Effect of Foreign Exchange;

•      Operating Income Before Non Core Gains and Charges down 13% From the Prior Year Similar Period; Operating Income on a GAAP Basis, up 5%;

•      Diluted EPS Before Non-Core Gains and Charges Up 2% From the Prior Year Similar Period; GAAP Diluted EPS Up 20%;

•      Free Cash Flow for the First Six Months of 2013, Excluding the Impact of Legacy Tax Matters, was $208.0 million.

Short Hills, NJ - July 25, 2013 - D&B (NYSE - DNB), the world's leading source of commercial information and insight on businesses, announced preliminary results for the second quarter ended June 30, 2013, in conjunction with its 2013 Investor Day. This event will be held on July 26, 2013 at Bloomberg LP Headquarters in New York City. The Company will provide detailed second quarter 2013 results in connection with the filing of its Form 10-Q, which is expected to occur the week of August 5, 2013.
“Our preliminary second quarter results were slightly ahead of expectations and we are on track to deliver our guidance for 2013” said Sara Mathew, D&B's Chairman and CEO. “We are just beginning to leverage our recent investments in our data and infrastructure and continue to see significant opportunities ahead. We look forward to sharing our perspective with you at tomorrow's Investor Day event.”

Preliminary Second Quarter 2013 Results
Diluted earnings per share before non-core gains and charges for the quarter ended June 30, 2013 were $1.53, up 2% from $1.50 in the prior year similar period.
On a GAAP basis, diluted earnings per share for the quarter ended June 30, 2013 were $1.44, up 20% from $1.20 in the prior year similar period.

Core revenue for the second quarter of 2013 was $386.4 million, up 1% both before and after the effect of foreign exchange, as compared to the prior year similar period.

Total revenue for the second quarter of 2013 was $386.4 million, up 1% both before and after the effect of foreign exchange, as compared to the prior year similar period. Total revenue for the second quarter of 2012 included the results from businesses that were divested.

Operating income before non-core gains and charges for the second quarter of 2013 was $99.6 million, down 13% from the prior year similar period.

On a GAAP basis, operating income for the second quarter of 2013 was $93.9 million, up 5% from the prior year similar period.

See attached Schedules 1 and 2 for additional detail reconciling earnings per share, revenue and operating income.

Free cash flow for the first six months of 2013, excluding the impact of legacy tax matters, was $208.0 million, compared with $209.4 million in the prior year similar period. The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. On a GAAP basis, net cash provided by operating activities for the first six months of 2013 was $234.7 million, compared with $243.6 million in the prior year similar period.

Share repurchases during the second quarter of 2013 under the Company's discretionary repurchase program totaled $100.1 million (approximately 1.1 million shares), while repurchases made to offset the dilutive effect of shares issued under employee benefit plans totaled an additional $62.0 million (approximately 0.6 million shares).

Preliminary Second Quarter 2013 Segment Results

North America

Core and total revenue for the second quarter of 2013 was $278.7 million, flat both before and after the effect of foreign exchange, as compared to the prior year similar period.

Operating income for the second quarter of 2013 was $84.5 million, down 18% from the prior year similar period.

Total International

Core revenue for the second quarter of 2013 was $107.7 million, up 6% before the effect of foreign exchange (up 3% after the effect of foreign exchange), as compared to the prior year similar period.

Total revenue for the second quarter of 2013 was $107.7 million, up 5% before the effect of foreign exchange (up 3% after the effect of foreign exchange), as compared to the prior year similar period. Total revenue for the second quarter of 2012 included the results from businesses that were divested.

Core revenue results for the second quarter of 2013 reflect the following:

•      Asia Pacific core revenue for the second quarter of 2013 was $49.3 million, up 8% before the effect of foreign exchange (up 7% after the effect of foreign exchange), as compared to the prior year similar period; and
•      Europe & other core revenue for the second quarter of 2013 was $58.4 million, up 3% before the effect of foreign exchange (flat after the effect of foreign exchange), as compared to the prior year similar period.

Operating income before non core gains and charges for the second quarter of 2013 was $23.9 million, up 15% from the prior year similar period.

On a GAAP basis, operating income for the second quarter of 2013 was $24.1 million, up 19% from the prior year similar period.

See attached Schedules 1 and 2 for additional detail reconciling revenue and operating income.

Full Year 2013 Guidance

D&B today reaffirmed its financial guidance for the full year 2013:

•      Core revenue growth of 0% to 3%, before the effect of foreign exchange;
•      Operating income decline of 6% to 3%, before non-core gains and charges, including $25 million to $30 million in costs related to the deployment of our new data supply chain;
•      Diluted EPS growth of 8% to 11%, before non-core gains and charges; and
•      Free cash flow of $270 million to $300 million, which excludes the impact of legacy tax matters and any potential regulatory fines associated with our China operations.

D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges, legacy tax matters, and the Company's ongoing China investigation, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B's results computed in accordance with GAAP.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. See “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - How We Manage Our Business” in the Company's Annual Report on Form 10-K for the year ending December 31, 2012, filed February 28, 2013 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. Additionally, these measures are defined in Schedule 2 attached to this press release.

2013 Investor Day

As previously announced, D&B will host its 2013 Investor Day event on July 26, 2013 at Bloomberg LP Headquarters in New York City (731 Lexington Avenue between 58th and 59th Street). The event, which is open to investors and analysts, will begin at 8:00 a.m. (ET) with breakfast and product demonstrations. Presentations will begin at 9:30 a.m. and conclude at approximately 12:30 pm. D&B will post the slide materials in advance of the presentations promptly at 8:00 a.m. (ET) on D&B's investor relations Web site at http://investor.dnb.com.

A live audio webcast of the presentations and accompanying slides will be available on D&B's investor relations Web site at http://investor.dnb.com and a replay of the Investor Day webcast will be posted following the live event.

About Dun & Bradstreet® (D&B)

Dun & Bradstreet (NYSE:DNB) is the world's leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence®  for 172 years.  D&B's global commercial database contains more than 225 million business records.  The database is enhanced by D&B's proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides two solution sets that meet a diverse set of customer needs globally. Customers use D&B Risk Management Solutions™ to mitigate credit and supplier risk, increase cash flow and drive increased profitability, and D&B Sales & Marketing Solutions™ to provide data management capabilities that provide effective and cost efficient marketing solutions and to convert prospects into clients by enabling business professionals to research companies, executives and industries.

Forward-Looking and Cautionary Statements
This press release, including, in particular, the section titled "Full Year 2013 Guidance," contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.
•      We rely significantly on third parties to support critical components of our business model in a continuous and high quality manner, including third-party data providers, strategic third-party members in our D&B Worldwide Network, and third parties with whom we have significant outsourcing arrangements.
•      The effectiveness of our technology investments and our ability to maintain sufficient investment in a technology infrastructure that assists us in achieving our strategic goals.
•      Risks associated with potential violations of the Foreign Corrupt Practices Act and similar laws, and any consequences of the investigations of our China operations.
•      Demand for our products is subject to intense competition, changes in customer preferences and economic conditions which impact customer behavior.
•      Our solutions and brand image are dependent upon the integrity and security of our global database and the continued availability thereof through the internet and by other means, as well as our ability to protect key assets, such as our data centers.
•      Our ability to secure our information technology infrastructure from cyber attack and unauthorized access.
•      Our ability to maintain the integrity of our brand and reputation, which we believe are key assets and competitive advantages.
•      Our ability to renew large contracts, including from various government institutions, the related revenue recognition and the timing thereof, a shift in product mix or a significant decrease in government spending, may impact our results of operations from period-to-period.
•      As a result of the macro-economic challenges currently affecting the global economy, our customers or vendors may experience problems with their earnings, cash flow or both. This may cause our customers to delay, cancel or significantly decrease their purchases from us and impact their ability to pay amounts owed to us. In addition, our vendors may substantially increase their prices without notice. Such behavior may materially, adversely affect our earnings and cash flow. In addition, if economic conditions in the United States, including any possible impact of efforts to balance government deficits, and/or other key markets deteriorate further or do not show improvement, we may experience material adverse impacts to our business, operating results and/or access to credit markets.

•      Our results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard setting bodies, the implementation or modification of fees or taxes that we must pay to acquire, use and/or redistribute data, and the evolving standards of emerging markets in which we operate. Future laws or regulations with respect to the collection, compilation, use and/or publication of information and adverse publicity or litigation concerning the commercial use of such information, or changes in the rules governing the operation of the Internet, could have a material adverse effect on our business and financial results.
•      Our ability to acquire and successfully integrate other complementary businesses, products and technologies into our existing business, without significant disruption to our existing business or to our financial results.
•      The continued adherence by third-party members of our D&B Worldwide Network, or other third parties who license and sell under the D&B name, to our quality standards, our brand and communication standards, and to the terms and conditions of our commercial services arrangements and the renewal by third-party members of the D&B Worldwide Network of their agreements with D&B.
•      The profitability of our international businesses depends on our ability to identify and execute on various initiatives, such as successfully managing our D&B Worldwide Network, enforcing agreements, collecting receivables and protecting assets in non-U.S. legal systems, complying with the Foreign Corrupt Practices Act and other anti-bribery and anti-corruption laws in all jurisdictions, and our ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost, or the adoption of new laws or regulations governing the collection, compilation, use and/or publication of information, particularly in emerging markets.
•      Our future success requires that we attract and retain qualified personnel, including members of our sales force and technology teams, in regions throughout the world.
•      Our ability to successfully implement our growth strategy requires that we successfully reduce our expense base through our Financial Flexibility initiatives and reallocate certain of the expense-base reductions into initiatives that produce revenue growth.
•      Our ability to fund our obligations under our retirement and post retirement pension plans which are subject to financial market risks.
•      We are involved in various legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on our cash flow and profitability.
•      Our ability to repurchase shares is subject to market conditions, including trading volume in our stock, and our ability to repurchase shares in accordance with applicable securities laws.

•      Our projection for free cash flow is dependent upon our ability to generate revenue, our collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which we are involved.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B's operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company's filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC's Web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statement.

The Dun & Bradstreet Corporation	Schedule 1
Preliminary Second Quarter 2013 Results
GAAP to Non-GAAP Reconciliation (unaudited) of Revenue

	Quarter Ended			Effects of		Year-To-Date			Effects of
	June 30,		AFX	Foreign	BFX	June 30,		AFX	Foreign	BFX
			% Change	Exchange	% Change			% Change	Exchange	% Change
Dollar amounts in millions, except per share data	2013	2012	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)	2013	2012	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)

Revenue:
North America	$278.7	$279.0	0%	0%	0%	$561.9	$564.5	(1)%	(1)%	0%

Asia Pacific	49.3	46.4	7%	(1)%	8%	90.7	87.9	3%	(2)%	5%
Europe and Other International Markets	58.4	58.3	0%	(3)%	3%	114.8	115.7	(1)%	(2)%	1%
International	107.7	104.7	3%	(3)%	6%	205.5	203.6	1%	(1)%	2%

Core Revenue	$386.4	$383.7	1%	0%	1%	$767.4	768.1	0%	0%	0%

Divested and Other Business	—	0.2	N/M	N/M	N/M	—	18.6	N/M	N/M	N/M
Total Revenue	$386.4	$383.9	1%	0%	1%	$767.4	$786.7	(2)%	0%	(2)%

The following table reconciles Divested and Other Business

	Quarter Ended		Year-To-Date
	June 30,		June 30,
Amounts in millions	2013	2012	2013	2012
Divested and Other Business:
Domestic Portion of Japan Operations	$—	$—	$—	$12.7
Roadway China	—	—	—	5.4
India Research and Advisory Services	—	0.2	—	0.5
Total Divested and Other Business	$—	$0.2	$—	$18.6

AFX - After Effects of Foreign Exchange BFX - Before Effects of Foreign Exchange N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 2
Preliminary Second Quarter 2013 Results
GAAP to Non-GAAP Reconciliations (unaudited) and Definitions of Non-GAAP Measures

The following table reconciles International Operating Income:
	Quarter Ended		Year-To-Date
	June 30,		June 30,
Amounts in millions	2013	2012	2013	2012
International Operating Income - GAAP Results	$24.1	$20.2	$40.5	$23.3
Legal and Other Professional Fees and Shut-Down (Costs) Recoveries Related to Matters In China	0.2	(0.5)	0.1	(0.5)
Impairments Related to Matters in China	—	—	—	(12.9)
International Operating Income - Before Non-Core Gains and (Charges)	$23.9	$20.7	$40.4	$36.7

The following table reconciles Total Operating Income:
	Quarter Ended		Year-To-Date
	June 30,		June 30,
Amounts in millions	2013	2012	2013	2012
Total Operating Income - GAAP Results	$93.9	$89.3	$181.7	$163.7
Restructuring Charges	(2.2)	(9.3)	(4.5)	(18.4)
MaxCV	—	(10.5)	—	(18.9)
Legal and Other Professional Fees and Shut-Down (Costs) Recoveries Related to Matters In China	(3.5)	(4.9)	(5.2)	(6.1)
Impairments Related to Matters in China	$—	$—	$—	$(12.9)
Total Operating Income - Before Non-Core Gains and (Charges)	$99.6	$114.0	$191.4	$220.0

The following table reconciles Diluted Earnings Per Share Attributable to D&B:
	Quarter Ended		Year-To-Date
	June 30,		June 30,
	2013	2012	2013	2012
Diluted EPS Attributable to D&B - GAAP Results	$1.44	$1.20	$2.73	$2.52
Restructuring Charges	(0.04)	(0.13)	(0.09)	(0.25)
MaxCV	—	(0.15)	—	(0.28)
Legal and Other Professional Fees and Shut-Down (Costs) Recoveries Related to Matters In China	(0.05)	(0.07)	(0.07)	(0.07)
Impairments Related to Matters in China	—	—	—	(0.26)
Minority Share of Gain on Sale of Business	—	—	—	(0.02)
Gain (Loss) on Sale of Businesses	—	0.05	—	0.23
Tax Benefit on a Loass on the Tax Basis of a Legal Entity	—	—	—	0.32
Diluted EPS Attributable to D&B - Before Non-Core Gains and (Charges)	$1.53	$1.50	$2.89	$2.85

The following table reconciles Free Cash Flow:
	Year-To-Date
	June 30,
Amounts in millions	2013	2012
Net Cash Provided by Operating Activities - GAAP Results	$234.7	$243.6
Less:
Capital Expenditures - GAAP Results	4.5	1.1
Additions to Computer Software & Other Intangibles - GAAP Results	22.2	33.1
Free Cash Flow	$208.0	$209.4

N/M - Not Meaningful

The following defines the non-GAAP measures used to evaluate performance:

*Total revenue excluding the revenue of divested and shut-down businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition
*Core revenue growth, excluding the effects of foreign exchange, is referred to as “core revenue growth before the effects of foreign exchange.” We also separately, from time to time, analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions”

*Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude Restructuring Charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these Restructuring Charges and other items as “non-core gains and (charges)”

* Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow”

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.